CONTRIBUTION AND EXCHANGE AGREEMENT


         THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into to be effective as of June 28, 2011 (the "Effective Date"), by and between MEDINA INTERNATIONAL HOLDINGS, INC., a California corporation ("MIHI") and WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation ("WinTec").

                              W I T N E S S E T H:

         WHEREAS, MIHI has agreed to issue to WinTec three million (3,000,000) shares of common stock of MIHI, $0.0001 par value per share (the "Contribution Shares"), as a contribution to the capital of WinTec; and

         WHEREAS, in exchange for the Contribution Shares, WinTec has agreed to issue to MIHI twenty million four hundred thousand (20,400,000) shares of common stock of WinTec, $0.001 par value per share (the "Exchange Shares"); and

         WHEREAS, the contribution of the Contribution Shares in MIHI to WinTec is intended to qualify as a nontaxable capital contribution and should be treated as such pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereby agree as follows:

                                    ARTICLE I
                         EXCHANGE AND ISSUANCE OF STOCK

         1.1 Issuance of Stock. Upon full execution of this Agreement, MIHI shall sell and issue the Contribution Shares to WinTec, and WinTec shall sell and issue the Exchange Shares to MIHI. Each of the Contribution Shares and the Exchange Shares shall be fully paid and non-assessable shares.

         1.2 Acceptance of Bylaws. WinTec hereby unconditionally and irrevocably
(i) accepts and assumes, as of the Effective Date, all of the obligations now or hereafter existing as a holder of the Contribution Shares pursuant to the terms and provisions of the Bylaws of MIHI (the "MIHI Agreement"), and (ii) agrees to be bound by the terms and conditions of the MIHI Agreement. MIHI hereby unconditionally and irrevocably (a) accepts and assumes, as of the Effective Date, all of the obligations now or hereafter existing as a holder of the Exchange Shares pursuant to the terms and provisions of the Bylaws of WinTec (the "WinTec Agreement"), and (b) agrees to be bound by the terms and conditions of the WinTec Agreement.

         1.3 Admission of Shareholders. The parties hereby agree that from and after the Effective Date, and for all purposes under the MIHI Agreement, WinTec shall become and be admitted as the owner of the Contribution Shares, all references to shareholders in the MIHI Agreement shall be deemed to refer to WinTec as the owner of the Contribution Shares, and WinTec shall be entitled to the full benefits and be bound thereby as a member to the same extent as if an original party thereto. The parties hereby agree that from and after the Effective Date, and for all purposes under the WinTec Agreement, MIHI shall become and be admitted as the owner of the Exchange Shares, all references to shareholders in the WinTec Agreement shall be deemed to refer to MIHI as the owner of the Exchange Shares, and MIHI shall be entitled to the full benefits and be bound thereby as a member to the same extent as if an original party thereto.

         1.4 Recognition of Contribution. WinTec agrees to characterize the contribution of the Contribution Shares by MIHI as a contribution to the capital of WinTec, and to issue and deliver the appropriate documents, if any, to MIHI, recognizing such contribution. WinTec further acknowledges and agrees that the issuance of the Exchange Shares to MIHI pursuant to this Agreement is consented to under the provisions of the WinTec Agreement and that all actions required by the WinTec Agreement have been satisfied or waived.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF MIHI

         MIHI hereby represents and warrants to WinTec as follows:

         2.1 Organization and Standing. MIHI is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and has the requisite corporate power to own its properties and to carry on its business as presently conducted. MIHI is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" means any material adverse effect on the business, operations, properties, or financial condition of a party and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of such party to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

         2.2 Authorization and Power. MIHI has the requisite power and authority to enter into and perform this Agreement, and to issue the Contribution Shares to WinTec and acquire the Exchange Shares. The execution, delivery, and performance of this Agreement by MIHI and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of MIHI or its Board of Directors is required. This Agreement has been duly authorized, executed, and delivered by MIHI and constitutes a valid and binding obligation of MIHI, enforceable against MIHI in accordance with the terms hereof.

         2.3 No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by MIHI of the transactions contemplated hereby or relating hereto do not and will not (a) result in a violation of MIHI's charter documents or bylaws or other organizational documents, or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation, of any agreement, indenture, or instrument or obligation to which MIHI is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment, or decree of any court or governmental agency applicable to MIHI or its properties (except for such conflicts, defaults, and violations as would not, individually or in the aggregate, have a Material Adverse Effect on MIHI). MIHI is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency, or the Over the Counter Bulletin Board (the "Bulletin Board"), in order for it to execute, deliver, or perform any of its obligations under this Agreement or to acquire the Exchange Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, MIHI is assuming and relying upon the accuracy of the relevant representations and agreements of WinTec herein.

         2.4 Acquisition for Investment. MIHI is acquiring the Exchange Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution. MIHI does not have a present intention to sell the Exchange Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Exchange Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.8 below, MIHI does not agree to hold the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with Federal and state securities laws applicable to such disposition. MIHI acknowledges that it is able to bear the financial risks associated with an investment in the Exchange Shares and that it has been given full access to such records of WinTec and to the officers of WinTec and received such information as it has deemed necessary or appropriate to conduct is due diligence investigation of WinTec and has sufficient knowledge and experience in investing in companies similar to WinTec in terms of WinTec's stage of development so as to be able to evaluate the risks and merits of its investment in WinTec. MIHI further acknowledges that the purchase of the Exchange Shares involves substantial risk.

         2.5 Information on WinTec. MIHI has been furnished with or had access to such information concerning the operations, financial condition, and other matters regarding WinTec as MIHI has requested in writing, and considered all factors that MIHI deems material in deciding on the advisability of investing in the Exchange Shares.

         2.6 Opportunities for Additional Information. MIHI acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of WinTec concerning the financial and other affairs of WinTec.

         2.7 Information on MIHI. MIHI is, and will be on the date of issuance of the Exchange Shares, an "accredited investor", as such term is defined in Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act"), is experienced in investments and business matters, has made investments of a speculative nature and has Exchange Shares of corporations domiciled in the United States in the past and, with its representatives, has such knowledge and experience in financial, tax, and other business matters as to enable MIHI to utilize the information made available by WinTec to evaluate the merits and risks of and to make an informed investment decision with respect to the purchase of the Exchange Shares, which represents a speculative investment. MIHI has the authority and is duly and legally qualified to purchase and own the Exchange Shares. MIHI is able to bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof. The information set forth in this Agreement regarding MIHI is accurate.

         2.8 Compliance with the Act. MIHI understands and agrees that the Exchange Shares has not been registered under the Act or any applicable state securities laws, by reason of its issuance in a transaction that does not require registration under the Act (based in part on the accuracy of the representations and warranties of MIHI contained herein), and that such Exchange Shares must be held indefinitely unless a subsequent disposition is registered under the Act or any applicable state securities laws or is exempt from such registration. MIHI acknowledges that it is familiar with Rule 144 of the SEC's rules and regulations, as amended, promulgated pursuant to the Act ("Rule 144"), and that MIHI has been advised that Rule 144 permits resales only under certain circumstances. MIHI understands that to the extent that Rule 144 is not available, MIHI will be unable to sell any Exchange Shares without either registration under the Act or the existence of another exemption from such registration requirement.

         2.9 Legend. The Exchange Shares shall bear the following or similar legend:

                  THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.

         2.10 Communication of Offer. The offer to sell the Exchange Shares was directly communicated to MIHI by WinTec. At no time was MIHI presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

         2.11 Restricted Securities. MIHI understands that the Exchange Shares has not been registered under the Act and MIHI will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Exchange Shares unless pursuant to an effective registration statement under the Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, MIHI may transfer (without restriction and without the need for an opinion of counsel) the Exchange Shares to its
Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of MIHI. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         2.12 No Governmental Review. MIHI understands that no United States Federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange Shares or the suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

         2.13 Correctness of Representations. MIHI represents that the foregoing representations and warranties are true and correct as of the date hereof and as of the date of issuance of the Exchange Shares. MIHI understands that the Exchange Shares is being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and WinTec is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of MIHI set forth herein in order to determine the applicability of such exemptions and the suitability of MIHI to acquire the Exchange Shares.

         2.14 Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in MIHI, including the Contribution Shares, have been duly authorized and validly issued and are fully paid and non-assessable.

         2.15     Contribution Shares.  The Contribution Shares, upon issuance:

                  (a) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Act and any applicable state securities laws;

                  (b) have been, or will be, duly and validly authorized and on the date of issuance of the Contribution Shares, the Contribution Shares will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

                  (c) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of MIHI or rights to acquire securities of MIHI; and

                  (d) will not subject the holders thereof to personal liability by reason of being such holders.

         2.16 Litigation. There is no pending or, to the best knowledge of MIHI, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over MIHI, or any of its Affiliates that would affect the execution by MIHI or the complete and timely performance by MIHI of its obligations under this Agreement.

         2.17 No Market Manipulation. MIHI and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Contribution Shares or affect the price at which the Contribution Shares may be issued or resold.

         2.18 Defaults. MIHI is not in material violation of its articles of incorporation or bylaws. MIHI is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

         2.19 No Integrated Offering. Neither MIHI, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of MIHI nor solicited any offers to buy any security of MIHI under circumstances that would cause the issuance of the Contribution Shares pursuant to this Agreement to be integrated with prior offerings by MIHI for purposes of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. No prior offering will impair the exemptions relied upon in this Agreement or MIHI's ability to timely comply with its obligations hereunder. Neither MIHI nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Contribution Shares to be integrated with other offerings which would impair the exemptions relied upon in this Agreement or MIHI's ability to timely comply with its obligations hereunder. MIHI will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Contribution Shares that would impair the exemptions relied upon in this Agreement or MIHI's ability to timely comply with its obligations hereunder.

         2.20 No General Solicitation. Neither MIHI, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D or Regulation S under the Act) in connection with the offer or sale of the Contribution Shares.

         2.21 Dilution. MIHI's executive officers and directors understand the nature of the Contribution Shares being sold hereby and recognize that the issuance of the Contribution Shares will have a potential dilutive effect on the equity holdings of other holders of MIHI's equity or rights to receive equity of MIHI. The Board of Directors of MIHI has concluded, in its good faith business judgment that the issuance of the Contribution Shares is in the best interests of MIHI. MIHI specifically acknowledges that its obligation to issue the Contribution Shares is binding upon MIHI and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of MIHI or parties entitled to receive equity of MIHI.

         2.22 Foreign Corrupt Practices. Neither MIHI, nor to the knowledge of MIHI, any agent or other person acting on behalf of MIHI, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by MIHI (or made by any person acting on its behalf of which MIHI is aware) which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA").

         2.23 Reporting Company. MIHI is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Pursuant to the provisions of the 1934 Act, MIHI has timely filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve (12) months.

         2.24 Listing. MIHI's common stock is quoted on the Bulletin Board currently under the symbol "MIHI". MIHI has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation. MIHI satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

         2.25 Sarbanes-Oxley Act. MIHI is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which material compliance by MIHI is required as of the date hereof.

         2.26 PFIC. Neither MIHI nor any of its Subsidiaries is or intends to become a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

         2.27 OFAC. Neither MIHI nor any of its Subsidiaries nor, to the knowledge of MIHI, any director, officer, agent, employee, Affiliate or person acting on behalf of any of MIHI or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and MIHI will not directly or indirectly use the proceeds of the sale of the Contribution Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary of MIHI, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         2.28 Money Laundering Laws. The operations of each of MIHI and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of MIHI or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of MIHI, threatened.

         2.29 Stop Orders. MIHI will advise WinTec, within twenty-four (24) hours after it receives notice of issuance by the SEC, any state securities commission, or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of MIHI, or of the suspension of the qualification of the common stock of MIHI for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. MIHI will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Contribution Shares, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to WinTec.

         2.30 Listing/Quotation. MIHI will maintain the quotation or listing of its common stock on the Bulletin Board, or any successor exchange, and will comply in all respects with MIHI's reporting, filing and other obligations under the bylaws or rules of the Bulletin Board, as applicable, as long as any Contribution Shares are outstanding. MIHI will provide WinTec with copies of all notices it receives notifying MIHI of the threatened and actual delisting of the common stock from the Bulletin Board.

         2.31 Market Regulations. If required, MIHI shall notify the SEC, the Bulletin Board and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Contribution Shares to WinTec and promptly provide copies thereof to WinTec.

         2.32 Filing Requirements. From the date of this Agreement and until the last to occur of (a) one (1) year after Effective Date, or (b) until the Contribution Shares can be resold or transferred by WinTec pursuant to Rule
144(b)(1)(i) (the date of such latest occurrence being the "End Date"), MIHI will (i) comply in all respects with its reporting and filing obligations under the 1934 Act, and (ii) comply with all requirements related to any registration statement filed pursuant to this Agreement. MIHI will use its best efforts not to take any action or file any document (whether or not permitted by the Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, MIHI will continue the listing or quotation of the common stock on the Bulletin Board and will comply in all respects with MIHI's reporting, filing and other obligations under the bylaws or rules of the Bulletin Board. MIHI agrees to timely file a Form D with respect to the Contribution Shares if required under Regulation D and to provide a copy thereof to WinTec promptly after such filing.

         2.33     Registration Rights.

                  (a) Registration Statement Requirements. MIHI shall file with the SEC a Form S-1 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register all or such portion of the Contribution Shares as permitted by the SEC (provided that MIHI shall use diligent efforts to advocate with the SEC for the registration of all of the Contribution Shares) pursuant to Rule 415 for resale and distribution under the Act on or before the date which is forty five (45) calendar days after the Effective Date (the "Required Filing Date"), and use its best efforts to cause the Registration Statement to be declared effective by the date (the "Required Effective Date") which is not later than the earlier of (x) one hundred twenty (120) calendar days after the Effective Date, or (y) three (3) business days after oral or written notice to MIHI or its counsel from the SEC that it may be declared effective. MIHI will register not less than all of the Contribution Shares. The Registration Statement shall also state that, in accordance with Rules 416 and 457 under the Act, it also covers such indeterminate number of additional shares of common stock as may become issuable with respect to the Contribution Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                  (b)Registration Procedures. If and whenever MIHI is required by the provisions of Section 2.33(a) to effect the registration of any Contribution Shares under the Act, MIHI will, as expeditiously as possible:

                           (i) subject to the timelines provided in this Agreement, prepare and file with the SEC a Registration Statement required by Section 2.33, with respect to such securities and use its best commercially reasonable efforts to cause such Registration Statement to become and remain effective, and promptly provide to WinTec copies of all filings and SEC letters of comment and notify WinTec on or before the second business day thereafter that MIHI receives notice that (i) the SEC has no comments or no further comments on the Registration Statement, and (ii) the Registration Statement has been declared effective;

                           (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective until such Registration Statement has been effective for the later of (a) a period of one (1) year, or (b) until the Contribution Shares can been sold by WinTec pursuant to Rule 144 without volume restrictions;

                           (iii) furnish to WinTec such number of copies of the Registration Statement as WinTec reasonably may request in order to facilitate the public sale or their disposition of the Contribution Shares or make them electronically available;

                           (iv) use its  reasonable  best efforts to register or
                  qualify the Contribution Shares under the securities or "blue sky" laws of such jurisdictions as WinTec shall request in writing, provided, however, that MIHI shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to service of process in any such jurisdiction; and

                           (v)  list the  Contribution  Shares with any
                  securities exchange on which the common stock of MIHI is then listed.

                  (c) Provision of Documents. It shall be a condition precedent to the obligations of MIHI to complete the registration pursuant to this Agreement with respect to the Contribution Shares that WinTec shall furnish to MIHI in writing such information and representation letters with respect to itself as MIHI may reasonably request to assure compliance with Federal and applicable state securities laws.

                  (d) Non-Registration Events. MIHI and WinTec agree that WinTec will suffer damages if the Registration Statement is not filed by the Required Filing Date and not declared effective by the SEC by the Required Effective Date or if, after it is declared effective, its effectiveness is not maintained in the manner and within the time periods contemplated by Section 2.33 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or before the Required Filing Date, (ii) the Registration Statement is not declared effective on or before the Required Effective Date, or (iii) the Registration Statement is declared effective but shall thereafter cease to be effective for a period of time which shall exceed forty
         (40) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses i through iii of this Section 2.33(d), a "Non-Registration Event"), then MIHI shall deliver to WinTec, as liquidated damages ("Liquidated Damages"), an amount equal to one-half percent (0.5%) of the fair market value of the Contribution Shares on the first business day after the Non-Registration Event and for each subsequent thirty (30) day period (pro rata for any period less than thirty (30) days) which are subject to such Non-Registration Event. The maximum aggregate Liquidated Damages payable to WinTec under this Agreement shall be nine percent (9%) of the aggregate fair market value of the Contribution Shares. MIHI must pay the Liquidated Damages in cash. In the event a Registration Statement is filed by the Required Filing Date but is withdrawn prior to being declared effective by the SEC, then such Registration Statement will be deemed to have not been filed.

                  (e) Expenses.  All expenses incurred by MIHI in complying with
         Section 2.33, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for MIHI, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called "Registration Expenses". MIHI will pay all Registration Expenses in connection with any registration statement described in Section2.33.

                  (f)      Indemnification and Contribution.

                          (i) In the event of a registration of any Contribution
                 Shares under the Act pursuant to Section 2.33, MIHI will, to the extent permitted by law, indemnify and hold harmless WinTec, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of WinTec, each underwriter of such Contribution Shares thereunder and each other person, if any, who controls WinTec within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which WinTec, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Contribution Shares was registered under the Act pursuant to Section 2.33, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 2.33(f)(iii) reimburse WinTec, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MIHI shall not be liable to WinTec to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by WinTec in writing specifically for use in such Registration Statement.

                          (ii) In the event of a registration of any of the Contribution Shares under the Act pursuant to Section 2.33, WinTec will, to the extent permitted by law, indemnify and hold harmless MIHI, and each person, if any, who controls MIHI within the meaning of the Act, each officer of MIHI who signs the Registration Statement, each director of MIHI, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which MIHI or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Contribution Shares were registered under the Act pursuant to Section 2.33, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse MIHI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that WinTec will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to WinTec furnished in writing to MIHI by WinTec specifically for use in such Registration Statement, and provided, further, however, that the liability of WinTec hereunder shall be limited to the net proceeds actually received by WinTec from the sale of Contribution Shares pursuant to such Registration Statement.

                          (iii) Promptly  after receipt by an indemnified  party
                 hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.33(f)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.33(f)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.33(f)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                          (iv) In  order  to  provide  for  just  and  equitable
                 contribution in the event of joint liability under the Act in any case in which either (i) WinTec, or any controlling person of WinTec, makes a claim for indemnification pursuant to this
                 Section 2.33(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this
                 Section 2.33(f) provides for  indemnification  in such case, or
                 (ii) contribution under the Act may be required on the part of WinTec or controlling person of WinTec in circumstances for which indemnification is not provided under this Section 2.33(f); then, and in each such case, MIHI and WinTec will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that WinTec is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (y) WinTec will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such Registration Statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of WinTec hereunder shall be limited to the net proceeds actually received by WinTec from the sale of Contribution Shares pursuant to such Registration Statement.

         2.34 Survival. The foregoing representations and warranties shall survive after the Effective Date.

         2.35 No Brokers. Neither MIHI nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF WINTEC

         WinTec hereby represents and warrants to MIHI as follows:

         3.1 Organization and Standing. WinTec is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas, and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

         3.2 Authorization and Power. WinTec has the requisite power and authority to enter into and perform this Agreement, and to issue the Exchange Shares to MIHI and acquire the Contribution Shares. The execution, delivery, and performance of this Agreement by WinTec and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of WinTec or its Board of Directors is required. This Agreement has been duly authorized, executed, and delivered by WinTec and constitutes a valid and binding obligation of WinTec, enforceable against WinTec in accordance with the terms hereof.

         3.3 No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by WinTec of the transactions contemplated hereby or relating hereto do not and will not (a) result in a violation of WinTec's charter documents or bylaws or other organizational documents, or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation, of any agreement, indenture, or instrument or obligation to which WinTec is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment, or decree of any court or governmental agency applicable to WinTec or its properties (except for such conflicts, defaults, and violations as would not, individually or in the aggregate, have a Material Adverse Effect on WinTec). WinTec is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, or perform any of its obligations under this Agreement or to acquire the Contribution Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, WinTec is assuming and relying upon the accuracy of the relevant representations and agreements of MIHI herein.

         3.4 Compliance with the Act. WinTec understands and agrees that the Contribution Shares has not been registered under the Act or any applicable state securities laws, by reason of its issuance in a transaction that does not require registration under the Act, and that such Contribution Shares must be held indefinitely unless a subsequent disposition is registered under the Act or any applicable state securities laws or is exempt from such registration. WinTec acknowledges that it is familiar with Rule 144, and that WinTec has been advised that Rule 144 permits resales only under certain circumstances. WinTec understands that to the extent that Rule 144 is not available, WinTec will be unable to sell any Contribution Shares without either registration under the Act or the existence of another exemption from such registration requirement.

         3.5 Restricted Securities. WinTec understands that the Contribution Shares has not been registered under the Act and WinTec will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Contribution Shares unless pursuant to an effective registration statement under the Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, WinTec may transfer (without restriction and without the need for an opinion of counsel) the Contribution Shares to its Affiliates provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

         3.6 Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in WinTec, including the Exchange Shares, have been duly authorized and validly issued and are fully paid and non-assessable.

         3.7      Exchange Shares.  The Exchange Shares, upon issuance:

                  (a) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Act and any applicable state securities laws;

                  (b) have been, or will be, duly and validly authorized and on the date of issuance of the Exchange Shares, the Exchange Shares will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

                  (c) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of WinTec or rights to acquire securities of WinTec; and

                  (d) will not subject the holders thereof to personal liability by reason of being such holders.

         3.8 Litigation. There is no pending or, to the best knowledge of WinTec, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WinTec, or any of its Affiliates that would affect the execution by WinTec or the complete and timely performance by WinTec of its obligations under this Agreement.

         3.9 No General Solicitation. Neither WinTec, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D or Regulation S under the Act) in connection with the offer or sale of the Exchange Shares.

         3.10 Dilution. WinTec's executive officers and directors understand the nature of the Exchange Shares being sold hereby and recognize that the issuance of the Exchange Shares will have a potential dilutive effect on the equity holdings of other holders of WinTec's equity or rights to receive equity of WinTec. The Board of Directors of WinTec has concluded, in its good faith business judgment that the issuance of the Exchange Shares is in the best interests of WinTec. WinTec specifically acknowledges that its obligation to issue the Exchange Shares is binding upon WinTec and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of WinTec or parties entitled to receive equity of WinTec.

         3.11 Survival. The foregoing representations and warranties shall survive after the Effective Date.

         3.12 No Brokers. Neither WinTec nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                                 INDEMNIFICATION

         4.1 Indemnification by MIHI. Subject to the provisions of this Article IV, MIHI shall indemnify and hold harmless WinTec and WinTec's shareholders, directors, officers, subsidiaries, Affiliates, employees, representatives and successors (collectively, the "WinTec Parties") from and against (i) its portion of all material loss, costs, damage, liability, obligation, claim or expense (including reasonable out-of-pocket professional fees and similar expenses) (collectively the "Indemnified Losses") incurred or suffered by the WinTec Parties as a result of (a) a material breach by MIHI of any material representation or warranty made by MIHI in this Agreement or (b) a material breach by MIHI of any material covenant or agreement made or to be performed by MIHI set forth in this Agreement; or (ii) all taxes of MIHI and any and all taxes (or the nonpayment thereof) imposed on WinTec based on a breach by MIHI of this Agreement or any of the representations and warranties contained herein; provided, however, MIHI shall not be liable and shall not provide indemnification for any taxes assessed against WinTec due to subsequent actions by WinTec that affected any such taxes.

         4.2  Indemnification  by  WinTec.  Subject  to the  provisions  of this
Article IV, WinTec shall indemnify and hold harmless MIHI and MIHI's shareholders, directors, officers, subsidiaries, Affiliates, employees, representatives and successors (collectively, the "MIHI Parties") from and against all Indemnified Losses incurred or suffered by the MIHI Parties as a result of (i) a material breach by WinTec of any representation or warranty made by WinTec in this Agreement, or (ii) a material breach by WinTec of any covenant or agreement made or to be performed by WinTec set forth in this Agreement.

         4.3 Material. For purposes of this Article IV, "material" shall be defined to mean an amount, or an action that causes an amount, in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

         4.4 Limitations on Indemnification. Notwithstanding any other provision of this Agreement, no party shall be liable for punitive, remote or speculative damages, and each party hereby waives any right to seek recovery thereof.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles or conflicts of law.

         5.2 Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, either original, electronic, or facsimile signatures, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         5.3 Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5.4 Non-Agreement to Transfer. This Agreement shall not modify, alter or grant any consent to transfer an interest in MIHI or WinTec, any further transfer of the Contribution Shares and Exchange Shares being transferred hereunder, except as otherwise expressly provided herein.

         5.5 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

         5.6 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given and received, (i) three (3) business days following sending by registered or certified mail, postage prepaid, (ii) when sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof,
(iii) when delivered,  if delivered  personally to the intended  recipient,  and
(iv) one (1) business day following sending by overnight delivery via an internationally recognized courier service, and in each case, addressed to a party at the following address for such party:

            if to MIHI:             Medina International Holdings, Inc.
                                    Attn:  __________________
                                    1802 Pomona Rd., Corona, CA 92880
                                    Facsimile:  ______________

            and a copy to:          _______________________

                                    Attn:_____________________
                                    __________________________
                                    __________________________
                                    Facsimile: _______________

            if to WinTec:           WinTec Protective Systems, Inc.
                                    Attn: Robert Doherty
                                    14027 Memorial Drive, Suite 241
                                    Houston, Texas 77079-6826
                                    Facsimile: _______________

            and a copy to:          Rapp & Krock, PC
            (which shall not
            constitute notice)      Attn: Bradley W. Rapp
                                    3050 Post Oak Boulevrd, Suite 400
                                    Houston, Texas 77056
                                    Facsimile: (713) 759-9967

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         5.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         5.8 Costs. Except as otherwise expressly set out in this Agreement, each party shall bear its own costs in connection with the negotiation, preparation and implementation of this Agreement.

         5.9 Dispute Resolution. The prevailing party in any litigation, arbitration, mediation, controversy, or other form of dispute resolution related to this Agreement and the transactions contemplated hereby shall be entitled to the award of all reasonable attorneys' fees, expert witness fees, costs, and expenses related to the prosecution or defense of any such litigation, arbitration, mediation, controversy, or other form of dispute resolution.

         5.10 Amendment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall not be amended or modified, except pursuant to a writing executed by all parties hereto.

         5.11 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.

                [End of Agreement - Signatures on Following Page]

         IN WITNESS WHEREOF, this Agreement has been executed and shall take effect as of the Effective Date.

MIHI:                                                         WINTEC:

MEDINA INTERNATIONAL                              WINTEC PROTECTIVE SYSTEMS,
HOLDINGS, INC., a California                      INC., a Texas corporation
corporation

                                             By: ______________________________
By: ________________________________             Robert Doherty
    Daniel Medina                                Chief Executive Officer
    President